Exhibit 10.19

TERM NOTE

$250,000.00	New York, NY
June 13, 2013

FOR VALUE RECEIVED, the undersigned (“Maker”), promises to pay to the order of Richard Schaeffer, a natural person (“Holder”), in lawful money of the United States of America and in immediately available funds, the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($ 250,000.00), at New York, NY or such other location as Holder may specify from time to time, together with interest, all as set forth below.

This Term Note shall bear interest on the unpaid principal balance until payment in full at a fixed rate equal to 4% per annum. Any amount of principal of or interest on this Term Note that is not paid when due, whether at stated maturity or otherwise, shall bear interest at the rate per annum otherwise applicable hereunder plus 2%.

Interest on this Term Note and the amounts payable hereunder shall be computed on the basis of a 365- or 366-day year and the actual number of days elapsed (including the first and excluding the last day of the period).

The rate of interest payable hereunder shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable hereunder is ever reduced as a result of this paragraph and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for in this Term Note, then the rate provided for in this Term Note shall be increased to the maximum rate provided by applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this paragraph.

The principal of and all accrued interest on this Term Note shall be payable in full on December 13, 2013 (the “Maturity Date”).

Any interest not paid when due shall be paid on demand. Whenever any payment shall become due on a day other than a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any payment of interest. Maker may prepay this Term Note at any time, in whole or in part, and without penalty, but only together with interest accrued on the amount prepaid.

Maker agrees to pay to Holder any and all costs and expenses, including attorneys’ fees and expenses, that Holder may incur in connection with (a) the collection of all sums payable hereunder or (b) the exercise or enforcement of any of the rights, powers or remedies of Holder under this Term Note or applicable law (including in connection with any bankruptcy proceeding or workout). Any such amounts shall be payable on demand, with interest at the rate provided above for overdue principal and interest.

No failure or delay on the part of Holder in the exercise of any power, right or remedy under this Term Note shall impair such power, fight or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, fight or remedy. No amendment of any provision of this Term Note (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed or consented to by the Holder.

This Term Note is intended by Maker as a final expression of its agreement regarding the subject matter hereof and contains a complete and exclusive statement of the terms and conditions of such agreement.

This Term Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Make may not assign or transfer any interest hereunder without the prior written consent of the Holder.

Maker expressly waives any presentment, demand, protest, notice of dishonor or any other notice of any kind in connection with this Term Note now or hereafter required by applicable law.

THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS TERM NOTE AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION). MAKER AND HOLDER (BY ACCEPTANCE HEREOF) WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS TERM NOTE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION.

IN WITNESS WHEREOF, Maker has duly executed this Term Note as of the date set forth above.

LIQUID HOLDINGS GROUP, LLC,
a Delaware limited liability company

By: /s/ Brian M. Storms

Name: Brian M. Storms

Title: CEO

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